Exhibit 99.1

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 and 2016

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017 and 2016

CONTENTS

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements:

Consolidated Balance Sheets - As of December 31, 2017 and 2016	F-4

Consolidated Statements of Operations -
For the Years Ended December 31, 2017 and 2016	F-5

Consolidated Statements of Changes in Members' Equity (Deficit) -
For the Years Ended December 31, 2017 and 2016	F-6

Consolidated Statements of Cash Flows –
For the Years Ended December 31, 2017 and 2016	F-7

Notes to Consolidated Financial Statements	F-8 to F-21

Report of Independent Registered Public Accounting Firm

To the Members of:
C-Bond Systems, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of C-Bond Systems, LLC and Subsidiaries (the "Company") as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in members' equity (deficit), and cash flows, for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the "consolidated financial statements").  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has a net loss and cash used in operations of $8,299,692 and $1,084,508, respectively, in 2017 and a working capital deficit, stockholders' deficit and accumulated deficit of $688,226, $681,043 and $22,854,556, respectively, at December 31, 2017.  These matters raise substantial doubt about the Company's ability to continue as a going concern.  Management's Plan in regards to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
We have served as the Company's auditor since 2017.
Boca Raton, Florida
April 27, 2018

C-BOND SYSTEMS, LLC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2017	2016

ASSETS
CURRENT ASSETS:
Cash	$46,448	$596,910
Accounts receivable, net	35,225	14,362
Inventory	10,493	10,951
Prepaid expenses and other current assets	771	-

Total Current Assets	92,937	622,223

OTHER ASSETS:
Property, plant and equipment, net	91,123	125,964
Security deposit	8,977	8,977

Total Other Assets	100,100	134,941

TOTAL ASSETS	$193,037	$757,164

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$164,906	$65,364
Accrued expenses	104,402	25,249
Accrued compensation	511,855	268,154

Total Current Liabilities	781,163	358,767

LONG-TERM LIABILITIES:
Convertible note payable, net of discount	92,917	-

Total Long-term Liabilities	92,917	-

Total Liabilities	874,080	358,767

Commitments and Contingencies (See Note 8)

MEMBERS' EQUITY (DEFICIT):
Members' equity	22,173,513	14,953,261
Accumulated deficit	(22,854,556)	(14,554,864)

Total Members' Equity (Deficit)	(681,043)	398,397

Total Liabilities and Members' Equity (Deficit)	$193,037	$757,164

See accompanying notes to consolidated financial statements.

C-BOND SYSTEMS, LLC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2017	2016

SALES	$405,417	$723,612

COST OF SALES (excluding depreciation expense)	70,048	246,232

GROSS PROFIT	335,369	477,380

OPERATING EXPENSES:
Compensation and related benefits (including stock-based compensation of
$6,772,752 and $4,365,964 in 2017 and 2016, respectively)	7,852,965	5,426,568
Research and development	214,112	220,517
Professional fees	131,022	132,779
General and administrative expenses	428,953	569,784

Total Operating Expenses	8,627,052	6,349,648

LOSS FROM OPERATIONS	(8,291,683)	(5,872,268)

OTHER EXPENSES:
Interest expenses	(8,009)	-

Total Other Expenses	(8,009)	-

NET LOSS	$(8,299,692)	$(5,872,268)

NET LOSS PER COMMON UNIT:
Basic	$(0.59)	$(0.43)
Diluted	$(0.59)	$(0.43)

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING:
Basic	14,003,856	13,805,365
Diluted	14,003,856	13,805,365

See accompanying notes to consolidated financial statements.

C-BOND SYSTEMS, LLC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

					Total
	Members' Equity (Deficit)		Subscription	Accumulated	Members' Equity
	# of Units	Amount	Receivable	Deficit	(Deficit)

Balance, December 31, 2015	13,115,000	$9,537,297	$(950,000)	$(8,682,596)	$(95,299)

Member units issued for cash	363,636	1,000,000	-	-	1,000,000

Accretion of stock option expense	-	4,310,964	-	-	4,310,964

Stock option exercise compensation	-	55,000	-	-	55,000

Exercise of stock options	500,000	50,000	-	-	50,000

Cash received for subscription receivable	-	-	950,000	-	950,000

Net loss	-	-	-	(5,872,268)	(5,872,268)

Balance, December 31, 2016	13,978,636	$14,953,261	-	(14,554,864)	398,397

Member units issued for cash	159,090	437,500	-	-	437,500

Beneficial conversion feature on convertible note payable	-	10,000	-	-	10,000

Stock option exercise compensation	-	60,000	-	-	60,000

Accretion of stock option expense	-	6,712,752	-	-	6,712,752

Net loss	-	-	-	(8,299,692)	(8,299,692)

Balance, December 31, 2017	14,137,726	$22,173,513	$-	$(22,854,556)	$(681,043)

See accompanying notes to consolidated financial statements.

C-BOND SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,299,692)	$(5,872,268)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	38,295	34,545
Bad debt expense	16,894	71,582
Amortization of debt discount to interest expense	2,917	-
Stock-based compensation	6,772,752	4,365,964
Change in operating assets and liabilities:
Accounts receivable	(37,757)	(49,851)
Inventory	458	25,252
Prepaid expenses and other assets	(771)	4,000
Accounts payable	99,542	(94,119)
Accrued expenses	79,153	(9,679)
Accrued compensation	243,701	(109,057)

NET CASH USED IN OPERATING ACTIVITIES	(1,084,508)	(1,633,631)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,454)	(31,327)

NET CASH USED IN INVESTING ACTIVITIES	(3,454)	(31,327)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of member units	437,500	1,000,000
Proceeds from exercise of stock options	-	50,000
Proceeds from convertible notes payable	150,000	-
Repayment of convertible note payable	(50,000)	-
Proceeds from subscription receivable	-	950,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	537,500	2,000,000

NET (DECREASE) INCREASE IN CASH	(550,462)	335,042

CASH, beginning of year	596,910	261,868

CASH, end of year	$46,448	$596,910

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$675	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Beneficial conversion feature reflected in debt discount	$10,000	$-

See accompanying notes to consolidated financial statements.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

C-Bond Systems, LLC (the "Company") is a limited liability company incorporated in Texas on August 7, 2013 and is a nanotechnology company and sole owner, developer and manufacturer of the patented C-Bond technology. The Company is engaged in the implementation of proprietary and nanotechnology applications and processes to enhance properties of strength, functionality and sustainability within brittle material systems. The Company presently has a focus in the multi-billion dollar glass and window film industry with target markets in the United States and internationally.

On April 25, 2018, the Company entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement with WestMountain Alternative Energy, Inc. ("WestMountain"), an inactive publicly held company, and its subsidiary, WETM Acquisition Corp. ("Acquisition Sub"). Pursuant to the terms of the Merger Agreement, on April 25, 2018, or the Closing Date, the Acquisition Sub merged with and into the Company, which was the surviving corporation. Accordingly, the Company became a wholly-owned subsidiary of WestMountain (See Note 10).

Basis of presentation and principles of consolidation

The Company's consolidated financial statements include the financial statements of its wholly-owned subsidiaries, C-Bond R&D Solutions, LLC, C-Bond Industrial Solutions, LLC, and C-Bond Security Solutions, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Going concern

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company had a net loss of $8,299,692 and $5,872,268 for the years ended December 31, 2017 and 2016, respectively.  The net cash used in operations were $1,084,508 and $1,633,631 for the years ended December 31, 2017 and 2016, respectively. Additionally, the Company had an accumulated deficit, a members' deficit and a working capital deficit of $22,854,556, $681,043 and $688,226, respectively, at December 31, 2017. These factors raise substantial doubt about the Company's ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of member units and from the issuance of convertible promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates for the years ended December 31, 2017 and 2016 include estimates for allowance for doubtful accounts on accounts receivable, the estimates for obsolete inventory, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, the fair value of a beneficial conversion feature, and the fair value of non-cash equity transactions.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

Fair value of financial instruments and fair value measurements

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board's (the "FASB") accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with Accounting Standards Codification ("ASC") Topic 820.
ASC 825-10 "Financial Instruments", allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, accounts payable, accrued expenses, and accrued compensation approximate their fair market value based on the short-term maturity of these instruments.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Inventory

Inventory, consisting of raw materials and finished goods, are stated at the lower of cost and net realizable value utilizing the first-in, first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to ten years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

Revenue recognition

The Company sells its products primarily to distributors and authorized dealers. Pursuant to the guidance of ASC Topic 605, the Company recognizes sales when persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the purchase price is fixed or determinable and collectability is reasonably assured. Product sales are recognized when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

Cost of sales

Cost of sales includes inventory costs, packaging costs and warranty expenses.

Shipping and handling costs

Shipping and handling costs incurred for product shipped to customers are included in general and administrative expenses and amounted to $29,262 and $18,242 for the years ended December 31, 2017 and 2016, respectively. Shipping and handling costs charged to customers are included in sales.

Warranty liability

The Company provides limited warranties on its products for product defects for periods ranging from 36 months to the life of the product. Warranty costs may include the cost of product replacement, refunds, labor costs and other costs. Allowances for estimated warranty costs are recorded during the period of sale. The determination of such allowances requires the Company to make estimates of product warranty claim rates and expected costs to repair or to replace the products under warranty. The Company currently establishes warranty reserves based on historical warranty costs for each product line combined with liability estimates based on the prior 12 months' sales activities. If actual return rates and/or repair and replacement costs differ significantly from the Company's estimates, adjustments to recognize additional cost of sales may be required in future periods. Historically the warranty accrual and the expense amounts have been immaterial. The warranty liability is included in accrued expenses on the accompanying consolidated balance sheets and amounted $21,935 and $14,251 at December 31, 2017 and 2016, respectively. For the years ended December 31, 2017 and 2016, warranty expense amounted to $7,784 and $32,601, respectively, and is included in cost of sales on the accompanying consolidated statements of operations.

Research and development

Research and development costs incurred in the development of the Company's products are expensed as incurred and includes costs such as labor, materials, and other allocated costs incurred. For the years ended December 31, 2017 and 2016, research and development costs incurred in the development of the Company's products were $214,112 and $220,517, respectively, and are included in operating expenses on the accompanying consolidated statements of operations.

Advertising costs

The Company participates in various advertising programs. All costs related to advertising of the Company's products are expensed in the period incurred. For the years ended December 31, 2017 and 2016, advertising costs charged to operations were $41,555 and $120,412, respectively and are included in sales and marketing on the accompanying consolidated statements of operations. These advertising expenses do not include cooperative advertising and sales incentives which have been deducted from sales.

Federal and state income taxes

The Company and its subsidiaries operate as a limited liability company and passed all income and loss to each member based on their proportionate interest in the Company.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 "Income Taxes". Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2017 and 2016, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax years that remain subject to examination are the years ending on and after December 31, 2013. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of December 31, 2017 and 2016.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – "Compensation –Stock Compensation", which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history. Additionally, effective January 1, 2017, the Company adopted the Accounting Standards Update No. 2016-09 ("ASU 2016-09"), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur and the cumulative impact of this change did not have any effect on the Company's consolidated financial statements and related disclosures.

Pursuant to ASC 505-50 – "Equity-Based Payments to Non-Employees", all share-based payments to non-employees, including grants of stock options, are recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusted the expense recognized in the consolidated financial statements accordingly.

Upon exercise of the stock options by the holder using the exercise methods delineated in the option contract, the Company issues new units from its unissued authorized units.

Loss per member unit

ASC 260 "Earnings Per Share", requires dual presentation of basic and diluted earnings per member unit ("EPS") with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue member units were exercised or converted into member units or resulted in the issuance of member units that then shared in the earnings of the entity. Basic net loss per member unit is computed by dividing net loss available to members by the weighted average number of member units outstanding during the period. Diluted net loss per member unit is computed by dividing net loss by the weighted average number of member units, member unit equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive member units consist of member unit options (using the treasury stock method) and units issuable upon conversion of convertible notes payable (using the as-if converted method). These member unit equivalents may be dilutive in the future. All potentially dilutive member units were excluded from the computation of diluted units outstanding as they would have an anti-dilutive impact on the Company's net losses and consisted of the following:

	December 31, 2017	December 31, 2016
Convertible note	40,000	-
Member unit options	14,894,213	10,564,213

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

Segment reporting

During the years ended December 31, 2017 and 2016, the Company operated in one business segment.

Recent accounting pronouncements

In August 2016, the FASB issued ASU 2016-15 which addresses eight cash flow classification issues, eliminating the diversity in practice. This ASU is effective for annual and interim reporting periods beginning after December 15, 2017, with early adoption permitted. The retrospective transition method, requiring adjustment to all comparative periods presented, is required unless it is impracticable for some of the amendments, in which case those amendments would be prospectively applied as of the earliest date practicable. The adoption of ASU 2016-15 is not expected to have any impact on the Company's consolidated financial statements.

In May 2014, FASB issued an update ("ASU 2014-09") establishing Accounting Standards Codification ("ASC") Topic 606, Revenue from Contracts with Customers ("ASC 606"). ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company will adopt this standard in 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Based on an evaluation of the impact ASU 2014-09 will have on the Company's sources of revenue, the Company has concluded that ASU 2014-09 will not have a material impact on the process for, timing of, and presentation and disclosure of revenue recognition from contracts with customers.

There are no other recently issued accounting standards that apply to us or that are expected to have a material impact on our results of operations, financial condition, or cash flows.

NOTE 3 – ACCOUNTS RECEIVABLE

At December 31, 2017 and 2016, accounts receivable consisted of the following:

	December 31, 2017	December 31, 2016
Accounts receivable	$38,279	$14,362
Less: allowance for doubtful accounts	(3,054)	-
Accounts receivable, net	$35,225	$14,362

For the years ended December 31, 2017 and 2016, bad debt expense amounted to $16,894 and $71,582, respectively.

NOTE 4 – INVENTORY

At December 31, 2017 and 2016, inventory consisted of the following:

	December 31, 2017	December 31, 2016
Raw materials	$7,269	$186
Finished goods	3,224	10,765
Inventory	$10,493	$10,951

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 5 - PROPERTY AND EQUIPMENT

At December 31, 2017 and 2016, property and equipment consisted of the following:

	Useful Life	2017	2016

Machinery and equipment	5 - 7 years	$52,538	$49,084
Furniture and office equipment	3 - 7 years	45,063	45,063
Vehicles	5 years	68,341	68,341
Leasehold improvements	3 years	16,701	16,701
		182,643	179,189
Less: accumulated depreciation		(91,520)	(53,225)
Property and equipment, net		$91,123	$125,964

For the years ended December 31, 2017 and 2016, depreciation and amortization expense is included in general and administrative expenses and amounted to $38,295 and $34,545, respectively.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

On June 1, 2017, the Company received $100,000 from a third party pursuant to the terms of a convertible promissory note (the "Convertible Note"). The Convertible Note accrued interest at 7% per annum and all principal and interest is payable on the maturity date of June 1, 2019. The Holder may, at any time, upon written notice, convert all amounts then outstanding under this Convertible Note into a number of common units of the Company equal to the amount then owed under this Note divided by $2.50. Upon the maturity date, the principal and accrued interest under this note will automatically be converted into the number of common units of the Company equal to the amount then owed under this Convertible Note divided by $2.50. The Company may prepay this Convertible Note at any time upon thirty days' prior written notice to the Holder and shall prepay this Convertible Note in full upon the thirty days' prior written notice of a change of control event. The Company evaluated the conversion feature of the Convertible Note and determined the Company's common stock fair value exceeded the conversion price as stated in the Convertible Note. Management determined that the favorable exercise price represented a beneficial conversion feature. Using the intrinsic value method at the convertible promissory note date, a total discount of $10,000 was recognized and is being amortized to interest expense over the term of the Convertible Note. For the years ended December 31, 2017 and 2016, amortization of debt discount charged to interest expense amounted to $2,917 and $0, respectively. As of December 31, 2017 and 2016, the principal balance due under this Convertible Note is $100,000 and $0, respectively. In March 2018, the principal balance all accrued interest was converted into common units (See Note 10).

On August 7, 2017, the Company received $50,000 from a third party pursuant to the terms of a convertible promissory note (the "Note"). The Note accrued interest at 7% per annum and all principal and interest was payable on demand. The Holder may, at any time, upon written notice, convert all amounts then outstanding under this Convertible Note into a number of common units of the Company equal to the amount then owed under this Note divided by $2.75. In November 2017, the Company repaid this Note and all interest due. The Company evaluated the conversion feature of the Note and determined the Company's common stock was equal to the conversion price as stated in the Note. Accordingly, management determined that no beneficial conversion feature existed.

For the years ended December 31, 2017 and 2016, interest expense related to the Convertible Note and Note amounted to $5,092 and $0, respectively.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

At December 31, 2017 and 2016, the Convertible Note consisted of the following:

	December 31, 2017	December 31, 2016
Principal amount	$100,000	$-
Less: unamortized debt discount	(7,083)	-
Convertible note payable, net	$92,917	$-

The weighted average interest rate during the year ended December 31, 2017 was 7.0%.

NOTE 7 - MEMBERS' EQUITY (DEFICIT)

Issuance of member units for cash

During 2016, the Company issued 363,636 member units for cash proceeds of $1,000,000, or $2.75 per member unit.

During 2016, the Company received proceeds of $950,000 from the collection of subscription receivables from the sale of member units in 2015.

During 2017, the Company issued 159,090 member units for cash proceeds of $437,500, or $2.75 per member unit.

Member units issued for exercise of member unit option

In June 2016, the Company issued 500,000 member units upon the exercise of 500,000 member unit options at $0.10 per unit. In connection with this option exercise, the Company received proceeds of $50,000.

Anti-dilution rights on member unit sales

In 2013, pursuant to a subscription agreement, the Company issued 750,000 member units. To the extent that during the Term the Company issues any "down-round" or subsequent investments based upon an enterprise value of less than $2,000,000 ("Dilutive Transaction") (other than an issuance pursuant to an option agreement with an employee or otherwise to compensate an employee, or incident to an acquisition of assets by the Company in which member units are issued to the seller of such assets) contemporaneously with the Dilutive Transaction, the Company will issue the Investor additional member units in the Company in an amount which provides them with the ownership percentage interest which they would have held in the Company represented by the Units purchased by them on this date.

In 2015, pursuant to a subscription agreement, the Company issued 1,200,000 member units to an entity at $2.50 per member unit. This subscriber shall be entitled to anti-dilution protection to the extent that the Company issues any equity in a "down-round" based upon a value of less than $2.50 per Common Unit (other than an issuance pursuant to an option agreement with an employee or consultant or otherwise to compensate an employee or consultant, or incident to an acquisition of assets by the Company in which common units are issued to the seller of such assets ("Dilutive Transaction"). Contemporaneously with the Dilutive Transaction the Company will issue the Subscriber additional member units in the Company in an amount which provides the investor with the ownership percentage interest in the Company on a fully diluted basis which Subscriber held immediately prior to the Dilutive Transaction.

In 2016, pursuant to a subscription agreement, the Company issued 363,636 member units to an entity at $2.75 per member unit. This investor shall be entitled to customary broad-based weighted average anti-dilution protection to the extent that after the date of this subscription agreement the Company issues any equity in a "down round" based upon a value of less than $2.75 per member unit, including the issuance of options with an exercise price per unit of less than $2.75 to compensate employees or consultants ("Dilutive Transaction"), subject to exclusions for issuances of member units or options in connection with strategic partnerships, equity kickers to lenders or vendors, mergers or acquisitions. The Company shall give to this investor written notice (an " Issuance Notice") of any proposed issuance by the Company of any Company member units, or other form of equity interest (excluding issuances of Company options or other equity to compensate employees or consultants and the issuance of units in connection with strategic partnerships, equity kickers to lenders or vendors, mergers or acquisitions) at least ten business days prior to the proposed issuance date. This investor shall be entitled to purchase their pro rata portion of such units or other equity interest ("Preemptive Rights"), at the price and on the other terms and conditions specified in the issuance notice.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

Member unit exercise compensation

As compensation for services commencing on February 1, 2016 and continuing through February 14, 2019, on December 27, 2016, the Company granted a stock option exercise right to an employee of the Company, whereby the employee will received a credit of $5,000 per month towards the cash required to exercise his 750,000 options at $1.00 per unit. Accordingly, the employee can exercise options on a cashless basis up to the amount he has been credited. As of December 31, 2017 and 2016, the employee was credited $115,000 and $55,000 towards the options exercise, respectively.  No cash disbursement will be required by the Company under this provision. The Company recognized compensation expense of $60,000 and $55,000 in 2017 and 2016, respectively, with a corresponding increase to members' equity.

Member unit options

During the year ended December 31, 2016, the Company granted options to purchase 2,789,334 member units to several employees at exercise prices ranging from $1.00 to $2.75 per member unit with vesting terms ranging from immediately vesting to 3 years. The options were valued at the grant date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 1.46%, expected dividend yield of 0%, expected option term of 5.75 years for the units that vested immediately and 5.75 to 6.0 years for those with vesting terms using the simplified method and an expected volatility of 79% based on comparable volatility. The aggregate grant date fair value of these awards amounted to $5,150,361. The Company recognizes compensation cost for unvested stock-based option awards on a straight-line basis over the requisite service period.

During the year ended December 31, 2017, the Company granted options to purchase 4,000,000 member units to two employees at exercise prices ranging from $0.10 to $1.00 per member unit with vesting terms ranging from immediately vesting to 3 years. The options were valued at the grant date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 2.15%, expected dividend yield of 0%, expected option terms ranging from 5.75 to 6.50 years using the simplified method and an expected volatility of 79% based on comparable volatility. The aggregate grant date fair value of these awards amounted to $9,583,020. The Company recognizes compensation cost for unvested stock-based option awards on a straight-line basis over the requisite service period.
During the year ended December 31, 2017, the Company granted options to purchase 330,000 member units to certain non-employees at an exercise price of $2.75 per member unit with vesting terms ranging from immediately vesting to 5 years to these consultants. The options were valued at the grant date and remeasurement date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 2.20%, expected dividend yield of 0%, expected option term of 4.65 to 5.25 years using the simplified method and expected volatility of 79%% based on comparable volatility. The value of the options granted to non-employees which vested over time are remeasured at each reporting date until vesting occurs. The aggregate grant date fair value of these awards, as adjusted to apply variable measurement date accounting for non-employee awards, amounted to $591,452 as of December 31, 2017. The Company recognizes compensation cost for unvested stock-based incentive awards on a straight-line basis over the requisite service period.

On December 18, 2017, the Company modified certain outstanding member unit options that were previously granted in 2016 and 2015. The exercise price of the modified options was adjusted to $1.00. As a result, the Company modified the exercise price of 2,005,998 member unit options that were granted in 2016 and 2015. This modification resulted in incremental stock compensation of $825,207 of which $532,248 was expensed in December 2017 for options that were vested at the modification date and as of December 31, 2017. Additionally, incremental stock compensation expense related to options that were not yet vested at the modification date will be recognized over the remaining vesting period.

For the years ended December 31, 2017 and 2016, the Company recorded $6,712,752 and $4,310,964 of compensation and consulting expense related to member unit options, respectively. Total unrecognized compensation and consulting expense related to unvested member unit options at December 31, 2017 amounted to $7,298,141. The weighted average period over which unit-based compensation expense related to these options will be recognized is approximately two years.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

Member unit option activities for the years ended December 31, 2017 and 2016 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2015	8,274,879	$0.93	8.11	$12,951,384
Granted	2,789,334	2.41
Exercised	(500,000)	(0.10)
Balance Outstanding December 31, 2016	10,564,213	1.36	7.73	$14,637,188
Granted	4,330,000	0.93
Balance Outstanding December 31, 2017	14,894,213	$1.02	7.63	$25,722,685

Exercisable, December 31, 2017	10,877,251	$0.97	7.02	$19,329,789

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its facilities under non-cancelable operating leases through November 2018. Rent expense for operating leases was $73,986 and $65,962 for the years ended December 31, 2017 and 2016, respectively. Future minimum lease payments under non-cancelable operating leases at December 31, 2017 are as follows:

Years ending December 31,	Amount
2018	$45,195
Total minimum non-cancelable operating lease payments	$45,195

Legal matters

The Company received demands from a vendor for non-payment of research and development fees in the amount of $268,695. The Company believes that it is not liable for this amount and will vigorously dispute such claim. As of December 31, 2017, the Company recorded additional research and development expenses and accrued expenses of $75,000 in connection with this claim. In April 2018, the Company entered into a settlement agreement with this vendor (See Note 10).
From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of December 31, 2017, other than discussed above, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations, or cash flows.

Employment agreements

On August 10, 2013 the Company entered into an employment agreement with the Company's former chief executive officer. Pursuant to this employment agreement, he is to receive cash salary and a 5% commission on equity capital raised for the Company. He also obtained an option to elect to convert all or any part of his future unpaid compensation and benefits into units of the Company. The conversion price per unit (the "Exercise Price") shall be equal to $0.10 per unit. The Company determined that the commitment date of the option is August 10, 2013, the date of the employment agreement but no expense shall not be recognized until the contingency of exercise and determination of quantity of options is resolved. Accordingly, this option was valued on the commitment date using a Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 1.46%, expected dividend yield of 0%, expected option term of 5.75 years, and an expected volatility of 79% based on comparable volatility. The commitment date per unit fair value amounted to $0.069 per Unit. On January 2, 2018, the former chief executive officer converted his unpaid compensation into 3,925,770 member units (see Note 10).

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

On October 18, 2017, the Company entered into an employment agreement with Mr. Scott Silverman, pursuant to which he serves as the Chief Executive Officer of the Company for an initial term of three years that extends for successive one-year renewal terms unless either party gives 30-days' advance notice of non-renewal. As consideration for these services, the employment agreement provides Mr. Silverman with the following compensation and benefits:

•
An annual base salary of $300,000, with a 10% increase on each anniversary date contingent upon achieving certain performance objectives as set by the Board. Until the Company raises $1,000,000 in debt or equity financing after entering into this agreement, Mr. Silverman will receive ½ of the base salary on a monthly basis with the other ½ being deferred. Upon the financing being raised, Mr. Silverman will receive the deferred portion of his compensation and his base salary will be paid in full moving forward.

•
When the first $500,000 of equity investments is raised by the Company, after entering into this employment agreement, Mr. Silverman will receive a capital raise success bonus of 5% of all equity capital raised from investors/lenders introduced by him to the Company.

•	Annual cash performance bonus opportunity as determined by the Board.
•
An option to acquire 3,000,000 common units of the Company, with a strike price of $1.00 per unit. These options will vest pro rata on a monthly basis for the term of the employment agreement. On each anniversary, Mr. Silverman will be eligible to be granted a minimum of 500,000 stock options of the Company at a strike price of $2.75 per common unit contingent upon the achievement of certain performance objectives.

•	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel and participation in retirement and welfare benefits.

Mr. Silverman's employment agreement provides that, in the event that his employment is terminated by the Company without "cause" (as defined in his new employment agreement), or if Mr. Silverman resigned for "good reasons" (as defined in his new employment agreement), subject to a complete release of claims, he will be entitled to (i) retain all stock options previously granted; and (ii) receive any benefits then owed or accrued along with one year of base salary and any unreimbursed expenses incurred by him. All amounts shall be paid on the termination date. In the event that Mr. Silverman's employment is terminated by the Company for "cause" (as defined in his employment agreement), or if Mr. Silverman resigned without "good reasons" (as defined in his new employment agreement), subject to a complete release of claims, he will be entitled to receive any unpaid base salary and benefits then owed or accrued and any unreimbursed expenses incurred by him. Additionally, if a change of control (as defined in his employment agreement) occurs during the term of this agreement, all unvested stock options will vest in full and if the valuation of the Company in the change of control transaction is greater than $2.75 per common unit, then Mr. Silverman shall be paid a bonus equal to two times his minimum base salary and minimum target bonus. Pursuant to the employment agreement, Mr. Silverman will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.

On October 12, 2015, the Company entered into an employment agreement with Mr. Vincent Pugliese, which was amended on February 11, 2016 and December 20, 2016. Pursuant to this amended employment agreement, he serves as the Chief Operating Officer of the Company for an initial term until December 20, 2018. He will also assume the title of President and interim Chief Financial Officer.  Either party may terminate the employment by giving 30-days' advance notice of termination. As consideration for these services, the employment agreement provides Mr. Pugliese with the following compensation and benefits:

•	An annual base salary of $180,000.
•	Annual cash performance bonus opportunity as determined by the Board.
•	Certain other employee benefits and perquisites, including reimbursement of necessary and reasonable travel.

In the event of a change of control (as defined in his employment agreement), and within one year thereafter termination of employment for good "cause" (as defined in his employment agreement), by the Company or for "good reason" (as defined in his employment agreement) by Mr. Pugliese, Mr. Pugliese will be entitled to receive, subject to a complete release of all claims, a lump sum payment equal to his current annual base salary within 30 days after termination date. Further, in the event Mr. Pugliese's employment is terminated by the Company for a reason other than for cause then the Company shall continue to pay his regular base salary for one year following the termination date. Pursuant to the employment agreement, Mr. Pugliese will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.

Licensing agreement

Pursuant to an agreement dated April 8, 2016, between the Company and Rice University, Rice University has granted a non-exclusive license to the Company, in nanotube-based surface treatment for strengthening glass and related materials under Rice's intellectual property rights, to use, make, distribute, offer and sell the licensed products specified in the agreement. In consideration for which, the Company had to pay a one-time non-refundable license fee of $10,000 and royalty payments of 5% of net sales of the licensed products during the term of the agreement and a sell-off period of 180 days from termination, In addition, the Company is required to pay for the maintenance of the patents, This agreement will continue until the expiration of the last to expire of the licensed property rights, unless terminated earlier in accordance with the terms of the agreement. There have been no royalty payments paid or due through December 31, 2017.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

NOTE 9 – CONCENTRATIONS

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash deposits.

The Company places its cash in banks at levels that, at times, may exceed federally insured limits. There were no balances in excess of FDIC insured levels as of December 31, 2017. As of December 31, 2016, the Company had approximately $246,854 in excess of FDIC insured levels. The Company has not experienced any losses in such accounts through December 31, 2017.

Geographic concentrations of sales

For the years ended December 31, 2017 and 2016, all sales were in the United States. No other geographical area accounting for more than 10% of total sales during the years ended December 31, 2017 and 2016.

Customer concentrations

For the year ended December 31, 2017, one customer accounted for approximately 15% of total sales. For the year ended December 31, 2016, three customers accounted for approximately 72% of total sales (42%, 19%, and 11%, respectively). A reduction in sales from or loss of such customers would have a material adverse effect on the Company's consolidated results of operations and financial condition.

Vendor concentrations

For the years ended December 31, 2017 and 2016, the Company purchased substantially all of its inventory from two suppliers. The loss of these suppliers may have a material adverse effect on the Company's consolidated results of operations and financial condition. However, the Company believes that, if necessary, alternate vendors could supply similar products in adequate quantities to avoid material disruptions to operations.

NOTE 10 - SUBSEQUENT EVENTS

Merger agreement

On April 25, 2018, the Company entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement with WestMountain Alternative Energy, Inc. ("WestMountain") and its subsidiary, WETM Acquisition Corp. ("Acquisition Sub"). Pursuant to the terms of the Merger Agreement, on April 25, 2018, or the Closing Date, the Acquisition Sub merged with and into the Company, which was the surviving corporation. Accordingly, the Company became a wholly-owned subsidiary of WestMountain.
Pursuant to the Merger, WestMountain acquired the business of the Company. At the time a certificate of merger reflecting the Merger was filed with the Secretary of State of Texas, or the Effective Time, all of the outstanding common units of the Company ("Common Units") that were issued and outstanding immediately prior to the closing of the Merger were converted into an aggregate of 63,505,785 shares of WestMountain's common stock representing approximately 87% of post-merger common stock outstanding.  As a result, each common unit of the Company was converted into approximately 3.233733 shares of WestMountain's common stock (the "Conversion Ratio").

In addition, pursuant to the Merger Agreement, each option to purchase Common Units of the Company, issued and outstanding immediately prior to the closing of the Merger aggregating 14,494,213 options was assumed and converted into an option to purchase an equivalent number of shares of WestMountain's common stock and the exercise price of each such option was divided by the Conversion Ratio. The issuance of shares of WestMountain's common stock, or options to purchase WestMountain's common stock, to holders of the Company's Common Units and options, are collectively referred to as the Unit Conversion.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Merger was treated as a reverse merger and recapitalization of the Company for financial reporting purposes. The Company is considered the acquirer for accounting purposes, and WestMountain's historical financial statements before the Merger will be replaced with the historical financial statements of the Company before the Merger in future filings with the SEC. The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Member unit option exercise

From January 2018 to April 2018, the Company issued 400,000 member units upon the exercise of 400,000 member unit options at $0.10 per unit. In connection with these option exercises, the Company received proceeds of $40,000.

Member units issued for debt conversion

On January 2, 2018, the former CEO of the Company converted his accrued compensation and other amounts due to him totaling $392,558 into 3,925,770 member units, or $0.10 per unit. Upon conversion, the Company recorded stock-based compensation of $270,878 based on the commitment date per unit fair value of $0.069 per Unit (see Note 8).

On March 28, 2018, the Company issued 42,333 common units upon conversion of convertible debt of $100,000 and accrued interest of $5,833 (See Note 6).

Member units issued for services

On March 7, 2018, the Company entered into a 90-day consulting agreement for business development and lobbying services related to the Company's ballistic resistant technologies.  In connection with this consulting agreement, the Company issued 25,000 member units to the consultant which were valued at $68,750, or $2.75 per member unit, based on contemporaneous common units sales which will be amortized over the term of the agreement.

In April 2018, the Company issued 1,000,000 restricted units to employees for services rendered which were valued at $2,750,000, or $2.75 per member unit, based on contemporaneous common units sales.

Member units issued for settlement

In April 2018, the Company issued 97,707 shares to a vendor to settle amounts owed to such vendor which were valued at $268,694, or $2.75 per member unit, based on contemporaneous common units sales. In connection with the settlement agreement, the Company recorded research and development expense of $193,694 and reduced accrued expenses of $75,000.
Sale of member units
In April 2018, the Company issued 10,000 member units to an investor for cash proceeds of $27,500, or $2.75 per member unit.

C-BOND SYSTEMS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

Senior secured convertible note

On January 22, 2018 (the "Issuance Date"), the Company entered into a securities purchase agreement (the "SPA") with Esousa Holdings, LLC ("Esousa"), whereby Esousa agreed to invest up to $750,000 (the "Purchase Price") in the Company in exchange for senior secured the convertible notes and five-year warrants , upon the terms and subject to the conditions thereof. Pursuant to the SPA, the Company issued (i) a senior secured convertible note to Esousa on January 22, 2018, in the original principal amount of $260,000, which bears interest at 10% per annum (the "First Note") and (ii) 293,123 five-year warrants to purchase units of Company common units at a purchase price of $0.87 per unit. On January 22, 2018, the Company received cash proceeds of $260,000 under this convertible note. Each convertible note issued pursuant to the SPA was due and payable two years from the issuance date of the respective convertible note, and any accrued and unpaid interest relating to each convertible note, was due and payable semi-annually.
The Convertible Note was convertible into member units at a conversion price of is $0.87 which was lower than the fair value of member units based on recent sales of member units on the date of issue.  Additionally, as warrants were issued with the Convertible Note, the proceeds were allocated to the instruments based on relative fair value as the warrants did not contain any features requiring liability treatment and therefore were classified as equity. The value allocated to the warrants was $186,368 and $73,632 was allocated to the beneficial conversion feature. Since the intrinsic value of the beneficial conversion feature and warrants was greater than the proceeds allocated to the convertible instrument, the amount of the discount assigned to the beneficial conversion feature and warrants was limited to the amount of the proceeds allocated to the convertible instrument. Accordingly, the Company recorded as debt discount of $260,000 with the credit to additional paid in capital. The debt discount associated will be amortized to interest expense over the term of the Convertible Note.

On April 26, 2018, the Company and Esousa entered into a Termination Agreement and General Release ("Termination Agreement") whereby the Company paid Esousa $270,000, and the SPA, Note, Warrant and Registration Rights Agreement and all rights and obligations were terminated. In connection with the Termination Agreement, the Company recorded debt extinguishment expense of $229,696.

Legal matters
Prior to the Closing of the Merger, C-Bond received a letter from counsel to Arnold Jay Boisdrenghein/Equity Capital Holding Group, Inc. claiming that such parties were entitled to a finder's fee in connection with the Merger of $25,000 and 1,000,000 post-Merger shares of common stock of WestMountain. The Company intends to vigorously defend this claim. We cannot predict the timing and ultimate outcome of this matter, however we believe the range of possible loss is immaterial to our financial statements.
Post-merger private placement

Contemporaneously with the closing of the Merger, pursuant to subscription agreements, WestMountain issued an aggregate of 3,100,000 shares of Common Stock at a price of $0.40 per share for aggregate gross consideration of approximately $1,240,000 to six accredited investors. The Company agreed to cause WestMountain to file a shelf registration statement registering all of the shares of Common Stock subscribed for hereby (but no other shares owned by Subscriber) as soon as reasonably practicable after completion of the Merger and to use commercially reasonable efforts to cause that registration statement to be declared effective as soon as reasonably practical.

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 27, 2018, the date the financial statements were available to be issued.